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Exhibit 10.12


                                Evolve One, Inc.
                         5301 N. Federal Hwy, Suite 120
                              Boca Raton, FL 33487

                              EMPLOYMENT AGREEMENT

                                     Yi Liu

This EMPLOYMENT AGREEMENT ("Agreement"), dated August 16, 2006, is by and between Evolve One, Inc. ("EVOO"), having its main office at 5301 N. Federal Hwy, Suite 120, Boca Raton, FL 33487, and Yi Liu ("Jenny Liu" or "Employee").

NAME:                      Yi Liu                    Date of Birth:   12/31/1972
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Tax I.D. #:                ###-##-####
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Passport #:
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Visa #:                    N/A
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Address:                   200 Lindell Boulevard, Apt 912
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                           Delray Beach, FL 33483


Phone#:           312-804-5813
Email:            yliu24@hotmail.com

         WHEREAS, on August __, 2006 the Company entered into a stock exchange agreement (the "Stock Exchange Agreement") with China Direct Investments, Inc., a Florida corporation ("China Direct") which was accounted for as a reverse acquisition of the Company by China Direct, with the business and operations of China Direct becoming the business and operations of the Company

         WHEREAS, as a result of the Stock Exchange Agreement, the Company is now engaged in the business of developing business opportunities in China;

         WHEREAS, at the time of the Stock Exchange Agreement Jenny Liu was a party to an employment agreement dated June 5, 2006 with China Direct (the "Prior Agreement");

         WHEREAS, pursuant to the terms of the Stock Exchange Agreement the Prior Agreement would be cancelled and Jenny Liu and the Company would enter into a new employment agreement upon terms and conditions substantially similar to the Prior Agreement; and

         WHEREAS, the Company desires to employ Employee and to enter into an Agreement embodying the terms of such employment; and

         WHEREAS, Employee desires to accept such employment and enter into s uch Agreement;

   NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:

1. Term of Employment. Employee shall be employed by the Company for a period commencing as of August 16, 2006 (the "Commencement Date") and ending June 1, 2007 (the "Employment Term") on the terms and subject to the conditions set forth in this Agreement.

2. Position and Location.

A. Position. Effective on the Commencement Date, Employee shall serve as the Vice President of Finance of the Company. At all times, Employee shall have such duties and authority as are commensurate with her then position and shall report to the management of the Company. Employee represents and warrants to the Company that she is free to accept employment with the Company as contemplated herein and has no other written or oral obligations or commitments of any kind or nature which would in any way interfere with her acceptance of employment pursuant to the terms hereof or the full performance of her obligations hereunder or the exercise of her best efforts in her employment hereunder. In the event that Employee is not retained by the Company or by the Board of Directors as the Vice President of Finance of the Company during the term hereof, the Company will not deemed to be in breach of this Agreement.

B. Time Devoted. During the Employment Term, Employee will devote such time and efforts as may be necessary or appropriate to fulfill her duties and responsibilities hereunder. The Employee agrees to devote all of her time and efforts to the performance of her duties as an employee of EVOO and, during her employment by EVOO, shall not, directly or indirectly, act for the benefit of any person, firm or corporation other than EVOO. The Employee also agrees that she is not now, nor will she be, concerned, connected or otherwise affiliated with any other business pursuit whatsoever without the prior written consent of EVOO.

C. Principal Offices. Unless otherwise mutually agreed by the parties, Employee's principal offices shall be located at the Company's headquarters in Palm Beach County or surrounding counties in Florida.

D. Compliance with Laws. Employee acknowledges that the Company is subject to various laws, statutes and high ethical standards by reason of the nature of its business activities, and Employee agrees to fully comply with all laws, rules and statutes and ethical standards applicable to the Company.

3. Employee Benefits. During the Employment Term, Employee shall be entitled to participate in the Company's employee benefit plans as in effect from time to time. During each fiscal year of the Company, Employee shall be entitled to reasonable vacation time, provided that the Employee shall evidence reasonable judgment with regard to appropriate vacationing scheduling. Subject to the foregoing, Employee shall be entitled to vacation time as delineated in the Employee Handbook, with any unused vacation time to lapse as of the conclusion of the related fiscal year, unless the Board of Directors shall authorize the accruing of such unused vacation time.

4. Business Expenses. During the Employment Term, reasonable business expenses incurred by Employee in the performance of Employee's duties hereunder shall be reimbursed by the Company in accordance with Company policies.

5. Compensation.

A. Salary Compensation: The Employee shall receive an annual salary of Sixty Thousand Dollars ($60,000), paid monthly on the 1st calendar day of each month of employment. EVOO shall deduct from amounts to which the Employee is entitled all applicable federal, state and local taxes and other charges, which it may now or hereafter be required to deduct as a matter of law or otherwise within the discretion of EVOO, so long as the exercise of such discretion is permitted under applicable federal and state law.

B. Security Compensation: Under the terms of the Prior Agreement, China Direct had granted the Employee options to purchase an aggregate of 48,000 shares of its common stock, which vested over a five year period (the "CDI Options"). Pursuant to the terms of the Stock Exchange Agreement, the CDI Options were exchanged for options to purchase shares of EVOO's common stock upon the same terms and conditions as the CDI Options, as follows: EVOO shall grant to the employee options purchase 48,000 shares of common stock. The options will be exercisable at $2.50 per share. The options will vest on June 5, 2007, so long as the employee remains employed with EVOO.

C. Bonus Compensation: EVOO shall in its own discretion award the Employee with additional forms of compensation. This additional compensation will be awarded in the sole discretion of EVOO and may be in the form of securities or cash.

6. Representations and Warranties. The Employee hereby represents, warrants and agrees that: (i) she has required the necessary approval to be employed by EVOO.
(ii) all statements, representations and warranties made by her in the Employment Application Form in connection with her employment by and association with EVOO, are true, correct and complete in all respects; and (iii) she is under no contractual or other restriction or obligation that would be violated by her employment by EVOO. Furthermore, Employee agrees to notify the Human Resources Department promptly (Within 5 business days) if the information furnished in your Employee Application Form or Employee Contact Form has changed. The EVOO Employee Contact Form serves as a valuable tool to maintain communication with all employees; promptly update your EVOO Employee Contact Form if there are any changes.

7. Compliance with Laws. The Employee hereby agrees that, so long as she is employed by EVOO, she will comply with all statutes, laws, rules and regulations of the SEC or various securities exchanges to which EVOO is, or may become in the future, a member and all other applicable federal, state and local agencies and authorities, as well as all written internal rules, regulations and procedures established by EVOO and in effect and subject to change from time to time. The Employee also agrees that she will promptly notify, no later than one
(1) business day, the highest ranking EVOO Employee as reflected on the organizational chart in the event she becomes aware of or is put on notice concerning any violation of or non-compliance with any of the above laws, rules or regulations or the commencement of any action, suit, proceeding or investigation involving her or EVOO. Without limiting the foregoing, the Employee hereby acknowledges that she has received a copy of EVOO's Employee Handbook, has both read and understood such policies and will comply with same in all respects.

8. Confidentiality. The Employee acknowledges and agrees that, during the period of her employment by EVOO, she will have access to confidential, proprietary, strategic and sensitive information relating to EVOO's business and affairs and the business and affairs of its affiliates and clients, including, without limitation, materials used for identifying clients, client information and lists, information concerning ongoing and potential assignments, internal operating procedures, business plans, projections, valuations techniques, financial models and research data. The Employee also acknowledges and agrees that such information is special and unique to EVOO and its affiliates and clients. The Employee hereby agrees and convenes that, without EVOO's prior written permission, she will not, directly or indirectly, publish, disclose or make accessible to any other person, firm, corporation, organization or entity, including, without limitation, any member of her family, either during or after the period she is employed by EVOO, any confidential, proprietary, strategic or sensitive information whatsoever relating, directly or indirectly, to EVOO's clients, including such clients' names, business, or affairs or the business or affairs of any of EVOO's affiliates or clients, that she may learn or initiate and develop a business relationship with during her employment by EVOO, whether or not such information is specifically designated as confidential, proprietary, strategic or sensitive. In addition, the Employee agrees to return to EVOO all tangible evidence of such information in their original form (paper, electronic or magnetic), which may be in her possession, custody or control prior to or at the termination of her employment.

Employee will not at any time (whether during or after Employee's employment with the Company) disclose or use for Employee's own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any of its subsidiaries or affiliates, any trade secrets, information, data or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans or the business and affairs of the Company, generally, or of any subsidiary or affiliate of the Company, except in the performance of her duties hereunder or in compliance with legal process; provided, however, that the foregoing shall not apply to information which is not unique to the Company, or which is generally known to the industry or the public other than as a result of Employee's breach of this covenant. In the event that Employee is compelled by legal process to disclose confidential information, he shall give prompt written notice to the Company to allow the Company the opportunity to object to or otherwise resist such order. Employee agrees that upon termination of Employee's employment with the Company for any reason, he will return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom in any way relating to the business of the Company and its affiliates, except that he may retain personal notes, notebooks and diaries that do not contain confidential information of the type described in the preceding sentence. Employee shall be bound by the nondisclosure provisions of this Section 8. Employee further agrees that he will not retain or use for Employee's account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of the Company or its affiliates.

9. Non-Solicitation. The Employee hereby further agrees that, for a period of five (5) years after the effective date of the termination of her employment by EVOO for any reason (or for no reason), she shall not, directly or indirectly, do any of the following: (i) reveal the name of, contract, solicit, persuade, interfere with or endeavor to entice away from EVOO or any of its affiliates, any of their respective clients, agents, representatives or employees; or (ii) employ or offer to employ any person who, at any time up to the effective date of such termination, was an employee, agent or representative employed or retained by EVOO or any of its affiliates within a period of one(1) year after such person is no longer employed or retained by EVOO or any of its affiliates. Provided, however, that the restriction set forth in clause (i) above shall not apply to the solicitation of any of the clients serviced by the Employee while employed at EVOO. The parties hereto agree that nothing in this Agreement shall restrict or prohibit EVOO from soliciting any or all clients serviced by the Employee while she was employed at EVOO.

10. Arbitration; Temporary and Provisional Relief. In consideration of her employment by EVOO, the Employee hereby understands and agrees to submit to final and binding arbitration any and all claims, controversies and disputes of any nature whatsoever arising out of or related in any way to this Agreement or to her employment by EVOO, including, without limitation, any and all claims, controversies and disputes related to her hiring, the terms of her employment or the termination of her employment. The Employee specifically agrees, without limiting the interpretation of this section, to forego litigation and to submit to binding arbitration all claims, controversies and disputes under the following: 1) Title VII (Equal Employment Opportunity Act); 2) the Federal Age Discrimination Employment Act (ADEA), 3) any other applicable employment or human rights laws, rules and regulations, including, without limitation, any city and state laws; and 4) the Employee Retirement Income Security Act (ERISA). Said arbitration shall be under the rules and auspices of a third party which EVOO, in its sole discretion, shall elect.

11. Notwithstanding the provision of Section 10 above, in connection with any breach by the Employee of the Sections above, the Employee hereby understands and agrees that EVOO may, at any time prior to the initial arbitration hearing pertaining to such dispute or controversy, seek, by application to the United States District Court for the of Florida or the Supreme Court of the State of Florida for the County of Palm Beach, any such temporary or provisional relief or remedy provided for by the laws of the United States of America or the laws of the State of Florida as would be available in an action based upon such dispute or controversy in the absence of an agreement to arbitrate. The parties acknowledge and agree that it is their intention to have any such application for temporary or provisional relief decided by the court to which it is made and that such application shall not be referred to, removed to or settled by arbitration. No such application to said court for temporary or provisional relief, nor any act or conduct by either party in furtherance of or in opposition to such application, shall constitute a relinquishment or waiver of any right to have the underlying dispute or controversy, with respect to which such application is made, subject to final and binding arbitration in accordance with Section 10 above.

In the event of an arbitration or federal or state court proceeding between EVOO and the Employee, EVOO will have the right to seek from the Employee reasonable attorneys' fees and any and all fees, costs, expenses and disbursements incurred in respect of any such arbitration or federal or state proceeding.

12. Indemnification. The Employee hereby agrees that she will be responsible for, will pay and will fully indemnify EVOO for, and will hold EVOO harmless from any and all losses, claims, damages, penalties, judgments, awards, liabilities, cost, expenses and disbursements, including, without limitation, attorney's fees and the fees, costs, expenses and disbursements incurred in respect of any action, suit, proceeding or investigation, incurred by EVOO based upon, arising out of or in connection with: (i) any error which occurs as a result of the actions of Employee; (ii) the Employee's failure to comply with instructions received from any customer client or professional resource including but not limited to resources both internal and external to EVOO (iii) the Employee's failure to comply with any provision of any applicable federal or state securities or other law, rule or regulation, internal rules, policies or procedures, as described above; and (iv) the Employee's failure to comply with any provision of this Agreement. EVOO agrees that the Employee's indemnification will pertain solely to accounts and customers directly serviced by the Employee.

Without limiting the generality of the foregoing, the Employee shall be directly and primarily liable to EVOO for the failure of any customer or client serviced by the Employee to deliver to EVOO any and all securities or funds required to properly close or settle any securities sale or purchase transaction. The Employee expressly understands and agrees that EVOO shall be entitled to deduct from any Compensation due, Salary or otherwise, to the Employee as a result of the provisions of this Section 11.

13. Authority. The Employee shall have no authority to assume or create any obligation or responsibility whatsoever, express or implied, on behalf of, or in the name of, EVOO, China Direct Investments, Inc. or any affiliate or clients.

14. Survival. The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the Employee's termination of employment, irrespective of any investigation made by or on behalf of any party.

15. Termination.

A. By Company for Cause, Death or Disability or by Employee's Voluntary Resignation.

i. The Employment Term and Employee's employment hereunder may be terminated by the Company for Cause, Death or Disability and shall terminate automatically upon Employee's resignation.

ii. For purposes of this Agreement, "Cause" shall mean (A) willful malfeasance or willful misconduct by Employee in connection with his employment, (B) failure of Employee to perform his material duties under this Agreement after notice of his failure to so perform, written or otherwise (other than as a result of physical or mental incapacity), (C) Employee's material willful and knowing breach of the Agreement that remains uncured for a period of ten (10) business days following Employee's notice from the Company describing such breach, written or otherwise (D) committing or participating in an injurious act, gross neglect or material omission of responsibilities hereunder after notice thereof, written or otherwise, which remains uncured for a period of ten (10) business days following Employee's receipt of notice from the Company, written or otherwise, describing such breach; or (E) engaging in a criminal enterprise involving moral turpitude, embezzlement, or conviction of an act or acts constituting a felony under the laws of the United States or any state thereof. For the purposes of this Agreement, no act, or failure to act, on Employee's part shall be considered "willful" unless done or omitted to be done by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Company. The date of termination for a termination for Cause shall be the date indicated in the Notice of Termination.

iii. For purposes of this Agreement, "Disability" shall mean Employee's inability to perform his material duties for a period of at least three (3) consecutive months or an aggregate of five (5) months in any twenty-four (24) month period as a result of a physical or mental incapacity. The Company may terminate Employee due to Disability on thirty (30) days prior written notice given during the period Employee is unable to perform his material duties as a result of a physical or mental incapacity; provided, however, that Employee has not returned to the performance of his material duties prior to the end of the applicable three (3) month or five (5) month period described above.

iv. If Employee's employment is terminated by the Company for Cause, Death or Disability or if Employee resigns, Employee shall be entitled to receive the following benefits:

(i) the Base Salary through the date of termination;

(ii) any Sign-On or Annual Bonus earned, but unpaid, as of the date of termination for any previously completed fiscal year;

(iii) reimbursement for any unreimbursed business expenses incurred by Employee in accordance with Company policy prior to the date of Employee's termination; and

(iv) such Employment Benefits, if any, as to which Employee may be legally entitled under the employee benefit plans and equity plans of the Company (the amounts described in clauses (A) through (D) hereof being referred to as the "Accrued Rights").

Following such termination of Employee's employment by the Company for Cause, Death or Disability or resignation by Employee, except as set forth in this Section, Employee shall have no further rights to any compensation or any other benefits under this Agreement or any other severance plan, severance policy or severance arrangement of the Company or its affiliates, except as provided in this Agreement.

B. By the Company Without Cause.

i. The Employment Term and Employee's employment hereunder may be terminated by the Company without Cause.

ii. If Employee's employment is terminated by the Company without Cause (other than by reason of Death or Disability), Employee shall be entitled to:

iii. receive the Accrued Rights; and

iv. receive continued payment of the Base Salary until the earlier of six (6) months or the expiration of the Employment Term determined as if such termination had not occurred.

Following Employee's termination of employment by the Company without Cause (other than by reason of Employee's Death or Disability) or by Employee's resignation, except as set forth in this Section 6.b.(ii), Employee shall have no further rights to any compensation or any other benefits under this Agreement or any other severance plan, severance policy or severance arrangement of the Company or its affiliates except as provided in this Agreement.

C. Expiration of the Employment Term. If Employee and the Company have not mutually agreed to extend the Employment Term, the Company and Employee have not entered into a new employment agreement, the Employment Term and Employee's employment with the Company shall terminate on June 1, 2007, and such termination shall not be considered a termination by the Company without Cause.

D. Notice of Termination. Any purported termination of employment by the Company or by Employee (other than due to Employee's Death or Disability) before the expiration of the Employment Term shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 19.G. hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated, unless the notice is provided pursuant to Section 1 hereof.

16. Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter and may be modified only by a written instrument duly executed by each party hereto.

17. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The parties hereto expressly understand and agree that failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver by either party must be agreed to by the other party and in writing.

18. Assignment; Binding Effect. The Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of The Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon an insure to the benefit of the Employee and her heirs and personal representatives, and shall be binding upon and insure to the benefit of EVOO and its successors and assigns.

19. Miscellaneous. This is not an employment agreement for a specified term. The Employee expressly acknowledges that her employment by EVOO is "at will," and that nothing contained herein shall confer upon her any right to continue in the employ of EVOO or interfere in any way with the right of EVOO to terminate her employment at any time for any reason (or for no reason). The Employee agrees that the existence of this Agreement, and the terms and conditions hereof, shall be kept strictly confidential and shall not be disclosed to any person, entity or organization, except pursuant to court order, regulatory request or to EVOO senior management or to the Legal/Compliance Department. China Direct Investments, Inc. and their respective officers, directors, shareholders, partners, principals and employees.

A. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to conflicts of laws principles thereof.

B. Entire Agreement/Amendments. This Agreement contains the entire understanding of the parties with respect to the employment of Employee by the Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified or amended except by written instrument signed by the parties hereto.

C. No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

D. Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

E. Successors; Binding Agreement. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and assigns. This Agreement shall not be assignable by Employee, but shall be assignable by the Company in connection with the sale, transfer or other disposition of its business or to any of the Company's affiliated, controlled or other companies under common control with the Company.

F. Headings. The headings of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

G. Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

If to the Company:         Evolve One, Inc.
                           5301 North Federal Highway, Suite 120
                           Boca Raton, Florida   33487

If to Employee:            To the most recent  address of Employee set
                           forth in the  personnel  records of
                           the Company.

H. Independent Counsel. The Company and Employee agree that each of them have been, or were advised and fully understand, that they are entitled to be represented by independent legal counsel with respect to all matters contemplated herein from the commencement of negotiations at all times through the execution hereof.

The parties hereto understand and agree that this Agreement is contingent upon the successful completion of a standard third party background investigation, based on the employment application the Employee will complete upon starting her employment.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ACCEPTED AND AGREED TO:

Evolve One, Inc.
                                                             Yi Liu

/s/ Alvin Siegel                                               /s/ Yi Liu
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(sign name)                                                   (sign name)
Alvin Siegel
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(print name)                                                 (print name)

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(date)                                                          (date)